SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

June 28, 2018

Date of Report (Date of Earliest Event Reported)

GLOBAL ARENA HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	00049819	33-0931599
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

208 East 51st Street, Suite 112 New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(646) 801-6146

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter)          [  ]

Item 1.01 – Entry into a Material Definitive Agreement.

On June 28, 2018, the Company entered into an application development and services agreement with Synectic Advisors.  Under the terms of the agreement Synectic Advisors will connect the following election software programs to the Blockchain.

A)Ballot Creation: A system assisted means of creating the ballot within the conditions that exist for the particular voting event. The system will have the ability to develop ballot pages while maintaining uniformity of the content and compliance. Exporting methods will be in place to manage digital files presented to the printer.  Version & content control measures will be maintained for all ballots created.

B)Registration System: Phase 1 design will allow for a secure database management system to import and organize registrants as necessary to support multiple methods of voting registration, to include paper ballots, on-line, and digital voting. Further the technology will support data import, export to third parties, categorization, and encoding of registrant information.  Phase 2 design will support the application of the encrypted hash key and integrated digital token assignment to each registrant as a means of securely validating each registrant. This digital key will then be integrated and applicable to the blockchain.

C)Scanning of Ballots: Technology provided will support and integrate with GAHC’s 3rd party scanning partner’s application. During the initial business requirement discovery phase, we will review the current technology to determine the software integration, operability, and quality with our designed system.  Scanned data must be able to be validated against our verification algorithm.

D)Private Secure Cloud / Data Warehouse: Synectic Advisors technology operates in a secure hybrid mode.  Therefore, some software with associated drivers will be installed on local computer equipment and the primary system will operate off-premise in a private cloud environment. A management console with associated auditing features is included in the design. Scanned ballots, data extracted from the ballots, and further validation methods are processed and stored in a private secure (encrypted) data warehouse segregated by election event. Reports will be generated and accessible from a secure cloud portal.

Under the terms of the deal, the Company will pay $85,000, 4.99% of the Company’s common stock, upon approval of the corporate actions at the 2018 annual meeting, and a 6% net revenue participation.

On June 28, 2018, the Company entered into a joint venture agreement with Voting Portals, LLC (VP), a Florida limited liability company.  Pursuant to this agreement, the joint venture will be making use of the VP online e-voting web portal solutions and proprietary e-voting software programs to service and fulfill GES’s clients’ online elections and other e-voting events pursuant to the terms of the agreement, as well as any other ventures and relationships agreed to pursuant to the goals of the agreement.  As part of this agreement, the Company will be issuing 2,666,667 post-split common shares to VP for services rendered, upon approval of the corporate actions at the 2018 annual meeting.  VP will own 100% of the rights to the software, while GES will be responsible for all administrative and other election procedures.

VP is a privately-owned software development company based in Miami, Florida specialized in developing and operating proprietary online/e-voting software systems in various regulated election sectors including: Condo/HOA; Labor Unions; Other not-for-profit; Shareholder; and Municipal.  VP’s software systems deliver the most advanced platform today in online e-voting and related services allowing users to vote securely in elections and on other issues from anywhere by using encrypted voting codes, credential authentication, and blockchain technology. VP software complies with Florida Statute, Chapter 718 (the Condominium Act), providing a unique, password-protected, user-friendly portal experience for all association members and a secure voting platform to use for “consenting” members. The multi-functional Internet program allows users to vote in elections and on other association issues in a secure manner by using encrypted voting codes with multiple levels of credential authentication. Each portal can be fully customized including adding logos, links to favorite websites, photos and other images to create a familiar look and feel for each association. The dynamic software also allows users to be able to view video recordings and/or live streaming video of meetings, presentations and other information, all from their mobile devices or computers. There is also the ability to customize menu buttons, upload documents, messages and other content an organization wishes to display, archive information, send emails and notices, keep roster information organized, and track voting and other status matters.

Management sees this partnership as an opportunity to not only grow our Co-Op/Condo client list and expanding in multiple states, but also offering this secure online voting system to our existing customers and adding online customers in other sectors GES services.

The Voting Portals platform is fully functional in the Co-op/Condo space in Florida and may be expanded nationwide in the community association sector of the US Housing Market. This will require the adaptation of numerous individual State laws and regulations.

GES has a current client base of hundreds of unions. GES is committed to providing a comprehensive, secure voting platform, using state of the art technology for election officials charged with running their elections. GES has joint ventured with VP to use a proprietary software that not only allows for secure online voting, but also includes add-on features for our clients in a secure portal system such as posting documents like candidate statements, contracts or amendments to be voted on, streaming real-time or archived meetings or videos, sending real-time messages within the portal or tracking email communication to the membership. We also offer the option for a “hybrid” election, which allows members to choose between a Paper Ballot and Electronic Ballot, while ensuring no one votes twice. These tools can be useful between elections as well and is a great way for leadership to communicate with and engage their members.

On June 28, 2018, the Company amended the master services agreement with HCAS Technologies (the “MSA”), Under the MSA, the Company will be acquiring information technology services and management from HCAS Technologies, as well as hiring Mr. Magdiel Rodriguez to act as Chief Information Officer. Pursuant to this MSA, the Company will pay a monthly fee of $5,000 and issue a total of 4,000,000 warrants to purchase the Company’s post-split common shares at a price of $0.01 as consideration for the services of HCAS and Mr. Magdiel.

The development resources are being dedicated to:

•Ensuring the highest level of security protocols that comply with all necessary standards

•Developing a Registration System supported by Blockchain Technology for security

•Building an interface that is instinctive and user-friendly

•Customizing for specific sectors’ rules and requirements

•Allowing for scalability while maintaining integrity

•Growing our client list by offering high quality technology solutions

Registration Software

HCAS identified Imaging 101, a technology company based in Ft. Lauderdale, FL that worked with GES to create a very specific registration software that functions in authenticating and registering voting members in a data look-up system. It is important for the Company to build a system that keeps members information secure and phase two of this system development is to develop registration systems with Blockchain Technology. In the event of an In-Person election, a voter ID can be scanned or any information typed in to pull that voter up. A digital signature can also be captured and saved for the final list of ‘Who Voted”. In the event of a Mail Ballot, a barcode on a Business Reply Envelope is scanned and the status of that member is identified. If the member is not eligible to vote, that ballot is removed from count. Because we must account for every single ballot, the system has multiple reporting options where we may deliver to the client the list of members who mailed in a ballot but were not able to vote, detailing the reason.

Scanning and Tabulation Software

The software is advanced OMR/OCR/Barcode scanning and tabulation software featuring de-skewing, de-speckling and image correction. The computer hardware was designed to run without Internet or Wi-Fi access and is hard wired, ensuring complete security. The system allows for triple auditing capabilities, which are; electronically generated tabulation results, jpeg imaging and storage, and the original physical ballot. This advancement gives GES the ability to tabulate elections faster and more efficiently, and brings the opportunity for GES to compete for larger elections. GES began deploying this system in our elections during the third quarter of 2017.

On June 28, 2018, the Company entered into an asset purchase agreement with Election Services Solutions, LLC (the “APA”).  Under the APA, the Company will purchase 100% of the assets of Election Services Solutions, LLC.  The Company will pay $500,000, of which $466,150 has already been paid, and issue 6,666,667 post-split common shares to purchase these assets under this APA.

The ESS asset acquisition will give GES the ability to expand into the following areas:

Organized Labor – ESS Management has an exceptional relationship with organized labor unions across North America. Organized Labor Unions and their memberships in the United States are represented at the Local level, the Regional level and the International level. The smallest membership totals are at the Local level, groups of locals in a geographical area combine to make up a regional level, and all members belong to an International Level. Elections occur in all these groups and subsets of them, which means that there could be multiple votes for the same union throughout the year, with ESS charging a per-member fee for each election.

Alumni Associations – The ESS team formally ran elections for Alumni organizations for over 25 years with memberships from 5,000 to 200,000.

Pension and Retirement Groups – The ESS team formally ran elections for Pension and Retirement groups for over 25 years with memberships from 300,000.

Credit Unions – The ESS team formerly ran elections for Credit Unions for over 25 years with memberships from 100,000 to 500,000.

Professional Trade Associations – The ESS team formerly ran elections for Professional Trade Associations for over 25 years with memberships from 30,000 to 50,000.

ESS senior management team has conducted over 8,500 elections, involving more than 40,000,000 voters. Each organized labor election result requires an election certification submitted to the US Department of Labor, and for over 35 years, not one of the elections certified by ESS Management has been overturned.

All securities to be issued under these agreements are exempt from registration under Section 4(a)(2).

Item 2.03 – Creation of a Direct Financial Obligation

See above

Item 3.02 – Unregistered Sales of Equity Securities

See above.

Item 9.01 – Exhibits

Ex 10.1 – Application development and services agreement between the Company and Synectic Advisors

Ex 10.2 – Joint venture agreement between the Company and Voting Portals, LLC

Ex 10.3 – Master services agreement between the Company and HCAS Technologies

Ex 10.4 – Asset purchase agreement between the Company and Election Services Solutions, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Global Arena Holding, Inc.

By:      /s/ John Matthews

John Matthews

Chief Executive Officer

Dated:  July 6, 2018